June 18, 2002


F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21702

         Re:     F&M Bancorp
                 Direct Purchase and Dividend Reinvestment Plan
                 Registration Statement (No. 33-39940) on Form S-3

Ladies and Gentlemen:

                  I have acted as counsel to F&M Bancorp, a Maryland corporation (the "Company"), in connection with the issuance by the Company of up to 63,814 shares of common stock, par value $5.00 per share (the "Shares"), under the Company's Direct Purchase and Dividend Reinvestment Plan, pursuant to the above-referenced Registration Statement, as amended by a Post-Effective Amendment No. 1 (the "Registration Statement") under the Securities Act of 1933, as amended, filed on this date by the Company with the Securities and Exchange Commission.

                  I have examined copies of (i) the Articles of Incorporation of the Company, as amended and restated, (ii) the By-laws of the Company, as amended and restated, and (iii) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. I have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

                  In expressing the opinions set forth below, I have assumed, and so far as is known to me there are no facts inconsistent therewith, that all Documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by me or on my behalf are true and complete, and all statements and information contained in the Documents are true and complete.

                  Based on the foregoing, it is my opinion that the Shares, when issued and sold by the Company as contemplated by the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America, and I do not express any opinion herein concerning any other law. I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without my prior written consent.



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                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein. In giving this opinion, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Gordon M. Cooley

                              Gordon M. Cooley
                              General Counsel